EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Byline Bancorp, Inc. of our report dated March 23, 2018 on the consolidated financial statements of First Evanston Bancorp, Inc., which is included in the Current Report on Form 8-K/A filed by Byline Bancorp, Inc. on August 13, 2018. We also consent to the reference to us under the heading “Experts” in the prospectus.

       /s/Crowe LLP

Crowe LLP

Oak Brook, Illinois

August 30, 2019